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                                                                    EXHIBIT 23.2



Board of Directors


Clear Channel Communications, Inc



     We consent to the incorporation by reference in the Registration Statement on form S-3 of our report dated March 4, 1997, relating to the 1996 consolidated financial statements of Australian Radio Network Pty Limited and its controlled entities, which report appears in the Annual Report of Clear Channel Communications, Inc. for the year ended December 31, 1996.



/s/ KPMG

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KPMG



Sydney, Australia


March 12, 1998